257

No. Vancouver Registry

IN THE SUPREME COURT OF BRITISH COLUMBIA

IN THE MATTER OF SECTION 288 OF THE BUSINESS CORPORATIONS ACT,

S.B.C. 2002, CHAPTER 57, AS AMENDED

AND

IN THE MATTER OF A PROPOSED ARRANGEMENT INVOLVING

BLUESTONE RESOURCES INC.
AND AURA MINERALS INC.

BLUESTONE RESOURCES INC.

PETITIONER

NOTICE OF HEARING OF PETITION

To: The holders of common shares of Bluestone Resources Inc. ("Bluestone Shareholders")

And to: The holders of options to purchase common shares of Bluestone (collectively with the Bluestone Shareholders, the "Bluestone Securityholders")

NOTICE IS HEREBY GIVEN that a Petition has been filed by the Petitioner, Bluestone Resources Inc. ("Bluestone") in the Supreme Court of British Columbia (the "Court") for approval of a plan of arrangement (the "Arrangement"), pursuant to the Business Corporations Act, S.B.C., 2002, c. 57, as amended (the "BCBCA");

AND NOTICE IS FURTHER GIVEN that by an Interim Order Made After Application, pronounced by the Court on November 18, 2024 the Court has given directions as to the calling of a special meeting of the Bluestone Securityholders for the purpose of, among other things, considering, and voting upon the special resolution to approve the Arrangement;

AND NOTICE IS FURTHER GIVEN that an application for a Final Order approving the Arrangement and for a determination that the terms and conditions of the Arrangement and the exchange of common shares of Bluestone for common shares of Aura Minerals Inc. to be effected thereby are procedurally and substantively fair and reasonable to the Bluestone Securityholders, and shall be made before the presiding Judge in Chambers at the Courthouse, 800 Smithe Street, Vancouver, British Columbia on January 6, 2025 at 9:45 am (Vancouver time), or as soon thereafter as counsel may be heard (the "Fairness Hearing").

AND NOTICE IS FURTHER GIVEN that the Final Order approving the Arrangement will, if made, serve as the basis of an exemption from the registration requirements of the United States Securities Act of 1933, as amended, pursuant to Section 3(a)(10) thereof with respect to securities issued under the Arrangement.

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IF YOU WISH TO BE HEARD, any person affected by the Final Order sought may appear (either in person or by counsel) and make submissions at the hearing of the Fairness Hearing if such person has filed with the Court at the Court Registry, 800 Smithe Street, Vancouver, British Columbia, a Response to Petition ("Response") in the form prescribed by the Supreme Court Civil Rules, together with any affidavits and other material on which that person intends to rely at the hearing of the Fairness Hearing, and delivered a copy of the filed Response, together with all affidavits and other material on which such person intends to rely at the hearing of the Fairness Hearing, including an outline of such person's proposed submissions, to the Petitioner at its address for delivery set out below by or before 4:00 p.m. (Vancouver time) on January 2, 2025.

The Petitioner's address for delivery is:

BLAKE, CASSELS & GRAYDON LLP
Barristers and Solicitors
1133 Melville Street
Suite 3500, The Stack
Vancouver, BC V6E 4E5

Attention: Alexandra Luchenko

IF YOU WISH TO BE NOTIFIED OF ANY ADJOURNMENT OF THE FAIRNESS HEARING,

YOU MUST GIVE NOTICE OF YOUR INTENTION by filing and delivering the form of "Response" as aforesaid. You may obtain a form of "Response" at the Court Registry, 800 Smithe Street, Vancouver, British Columbia, V6Z 2E1.

AT THE HEARING OF THE FAIRNESS HEARING the Court may approve the Arrangement as presented, or may approve it subject to such terms and conditions as the Court deems fit.

IF YOU DO NOT FILE A RESPONSE and attend either in person or by counsel at the time of such hearing, the Court may approve the Arrangement, as presented, or may approve it subject to such terms and conditions as the Court shall deem fit, all without any further notice to you. If the Arrangement is approved, it will significantly affect the rights of the Bluestone Securityholders.

A copy of the said Petition and other documents in the proceeding will be furnished to any Bluestone Securityholders upon request in writing addressed to the solicitors of the Petitioner at the address for delivery set out above.

Date: November 18, 2024	(signed) "Alexandra Luchenko"
Signature of lawyer for Petitioner
Alexandra Luchenko